UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2020 (June 24, 2020)

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451 (Address of principal executive offices) Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on the Company’s Form 8-K dated May 5, 2020, the Company has received subscriptions under a private placement offering of the Company’s common stock and warrants (the “Common Stock Offering”). Since May 5, the Company has received additional subscriptions in the amount of $725,000 in connection with the Common Stock Offering. Altogether the Company raised $2,625,000 and is obligated to issue 65,625,000 common shares and warrants to purchase 52,500,000 shares. The Company is no longer accepting subscriptions under the terms of the Common Stock Offering.

Item 1.02 Termination of a Material Definitive Agreement.

On February 18, 2020 American Battery Metals Corporation (the “Company”) reported that it received an executed subscription agreement (the “Subscription Agreement”) from Newood Finance Solutions Limited, a Fiji corporation doing business as Unifinance Limited (“Unifinance”) to purchase $10,000,000 of the Company’s Series B Preferred Shares together with certain warrants to purchase common stock of the Company. Under the terms of the subscription agreement, Unifinance was required to fund the entire $10,000,000 by April 14, 2020.

On May 5, 2020, the Company reported that Unifinance had informed the Company that it remained committed to fund the entire $10,000,000 no later than June 1, 2020. On June 2, 2020, the Company received an initial payment of $50,000 from VCM Group Pty Limited an affiliate of Unifinance towards the Subscription Agreement with a commitment to fund the remaining amount within a short period of time.

After further delays, the Company sent Unifinance a demand to fund the remaining amounts owed under the Subscription Agreement no later than June 26, 2020. On June 24, 2020, Unifinance responded that it is unable to meet its commitment under the Subscription Agreement. The Company is reviewing its options and remedies against Unifinance and its affiliates for their failure to fulfill obligations under the Subscription Agreement.

The Company plans to use the additional amounts raised under the Common Stock Offering (as discussed in Item 1.01 above) to fund near term operations. The Company is currently engaged with several debt and equity financing partners to implement additional avenues to fund long term capital expenditures.

Item 3.02 Unregistered Sales of Securities

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Subscription Agreements contain representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: June 26, 2020

/s/ Douglas Cole
Douglas Cole
Chief Executive Officer